EXHIBIT 10.39
MUTUAL GENERAL RELEASE
To all to whom these Presents shall come or may Concern, Know That
     C. THOMAS McMILLEN, an individual, as RELEASOR (“McMILLEN”), and all of his present and former estates, heirs, executors, administrators, agents, affiliates and any company or firm he is, was or may be affiliated with in any way, together with each of their respective successors and assigns (collectively, the “McMILLEN RELEASORS’’), in consideration of the sum of $1.00 (One Dollar) and other good and valuable consideration received from GLOBALSECURE HOLDINGS LTD, as RELEASEE (the “COMPANY”), receipt of which is hereby acknowledged, releases and forever discharges the COMPANY and RELEASEE’s present and former officers, directors, employees, agents, shareholders, subsidiaries, partners, divisions, affiliates, estates, heirs, executors, administrators, attorneys and other representatives, together with each of their respective successors and assigns (the “McMILLEN RELEASEES”) from and against any and all actions, causes of action, suits, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, costs, expenses, extents, demands, and executions, whether liquidated or unliquidated, absolute or contingent, known or unknown, suspected or unsuspected, at law or in equity that the McMILLEN RELEASORS ever had, presently have or hereinafter can or may have, or by reason of any matter, course or thing whatsoever from the beginning of the world to the day of the date of this RELEASE against the McMILLEN RELEASEES.
     This RELEASE includes, but is not limited to, any and all claims, demands, rights and/or causes of action, arising up to the date of this RELEASE, including those that might arise out of allegations relating to any claimed breach of an alleged oral or written contract, or any purported employment discrimination or civil rights violations, or any alleged acts of slander, libel, or intentional infliction of emotional distress, and any claims to have been treated unfairly or in a manner contrary to articles or by-laws as a director or officer of any of the McMILLEN RELEASEES. The McMILLEN RELEASEES specifically disclaim any liability to, or for wrongful acts against, McMILLEN or any other person on the part of any of the McMILLEN RELEASEES.
     This RELEASE includes but is not limited to a release of any rights or claims the McMILLEN RELEASORS may have under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, as amended, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act of 1990, which prohibits discrimination against disabled persons; the Vocational Rehabilitation Act of 1973, which prohibits discrimination against handicapped persons; the Civil Rights Act of 1991, the Maryland Civil Rights Act, the D.C. Human Rights Act, the New York Human Rights Law, the New York Human Rights Ordinance, and any other federal, state, or local laws or regulations prohibiting employmemt discrimination; and any claim for reinstatement. This also includes the McMILLEN RELEASORS’ release of any claims for wrongful discharge, breach of contract (express or implied), breach of any covenant of good faith and fair dealing (express or implied), any claims that the McMILLEN RELEASEES have dealt with McMILLEN unfairly or have denied him any rights under their policies and procedures or any other claims arising under common or civil law and relating to his employment or termination, and any claims under the Employee Retirement Income Security Act of 1974, which regulates employee benefit plans and also prohibits actions taken to discharge or discriminate against someone to prevent his exercising any right under an employee benefit plan or to interfere with his attainment of any such right. It does not release claims under ADEA or on any other basis that arise after the date McMILLEN signs this RELEASE.
     McMILLEN acknowledges that, as ADEA requires, he is being given a period of 21 days to review and consider the release of claims under ADEA contained in this RELEASE before signing and he has been informed that he may use as much or as little of this period as he wishes before signing. As ADEA also requires, he may revoke (that is, cancel) the release of ADEA claims in this RELEASE before the RELEASE becomes effective as to ADEA. ADEA provides a seven day period for such revocation, which the COMPANY and McMILLEN agree will start on the day McMILLEN signs this RELEASE. McMILLEN would make this revocation by delivering a written notice of revocation to the COMPANY at 8401 Corporate Drive, Suite 230, Landover, Maryland 20785, Attention: Craig Bandes. For this revocation to be effective, the COMPANY must receive this notice no later than the close of business on seventh day following the day McMILLEN signs this RELEASE. If McMILLEN revokes the release of claims under ADEA before that deadline, this RELEASE will not be effective or enforceable as to those claims; however, the COMPANY will then not make any of the payments outlined in Section 3 of the Consulting Agreement dated February 23, 2004.
     McMILLEN acknowledges that, as the New York Human Rights Law and the New York Human Rights Ordinance (collectively, the “NEW YORK NONDISCRIMINATION LAWS”) require, he may revoke (that is, cancel) the release of NEW YORK NONDISCRIMINATION LAWS claims in this RELEASE before the RELEASE becomes effective as to such claims. The NEW YORK NONDISCRIMINATION LAWS provide a fifteen day period for such revocation, which the COMPANY and McMILLEN agree will start on the day McMILLEN signs this RELEASE. McMILLEN would make this revocation by delivering a written notice of revocation to the COMPANY at 8401 Corporate Drive, Suite 230, Landover, Maryland 20785, Attention: Craig Bandes. For this revocation to be effective, the COMPANY must receive this notice no later than the close of business on the fifteenth day following the day McMILLEN signs this RELEASE. If McMILLEN revokes the release of claims under the NEWYORK NONDISCRIMINATION LAWS before that deadline, this RELEASE will not be effective or enforceable as to those claims; however, the COMPANY will then not make any of the payments outlined in Section 3 of the Consulting Agreement dated February 23, 2004.
     GLOBALSECURE HOLDINGS LTD., a Delaware corporation, as RELEASOR (the “COMPANY”) and all of its present and former officers, directors, employees, agents, shareholders, subsidiaries, partners, divisions, affiliates, estates, heirs, executors, administrators, agents, affiliates, together with each of their respective successors and assigns (the “GLOBAL RELEASORS”), in consideration of the sum of $1.00 (One Dollar) and other good and valuable consideration received front C. THOMAS McMILLEN, as RELEASEE (“McMIILLEN”), receipt of which is hereby acknowledged, releases and forever discharges McMILLEN and McMILLEN’s present and former agents, partners, affiliates, estates, heirs, executors, administrators, attorneys and other representatives, together with each of their respective successors and assigns (the “GLOBAL RELEASEES”) from and against any and all actions, causes of action, suits, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, costs, expenses, extents, demands, and executions, whether liquidated or unliquidated, absolute or contingent, known or unknown, suspected or unsuspected, at law or in equity that the GLOBAL RELEASORS ever had, presently have or hereinafter can or may have, or by reason of any matter, course or thing whatsoever from the beginning of the world to the day of the date of this RELEASE against the GLOBAL RELEASEES.
     This RELEASE may not be changed orally.
     THIS AGREEMENT CONTAINS A RELEASE OF CERTAIN LEGAL RIGHTS THAT McMILLEN MAY HAVE. McMILLEN IS ADVISED TO CONSULT WITH AN ATTORNEY REGARDING SUCH RELEASE AND OTHER ASPECTS OF THIS AGREEMENT BEFORE SIGNING THIS AGREEMENT. McMILLEN acknowledges that this Agreement provides benefits to which he would not otherwise be entitled and satisfies any requirements for consideration for the RELEASES contained herein.
Dated: February 23, 2004

/s/ C. Thomas McMillen

C. THOMAS McMILLEN

GLOBALSECURE HOLDINGS LTD.

By:	/s/ Craig R. Bandes

Name: Craig R. Bandes
Title: President

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